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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


1. CLIFFS DRILLING INTERNATIONAL, INC., a Delaware corporation wholly owned by Cliffs Drilling Company.

2. CLIFFS OIL AND GAS COMPANY, A Delaware corporation wholly owned by Cliffs Drilling Company (f/k/a Cliffs Exploration Company, f/k/a Cliffs Offshore, Inc.)

3. CLIFFS DRILLING VENEZUELA, INC., a Delaware corporation wholly owned by Cliffs Drilling Company.

4. CLIFFS DRILLING DE VENEZUELA, S.A., a Venezuelan corporation wholly owned by Cliffs Drilling Company.

5. CLIFFS OIL AND GAS INTERNATIONAL, N.V., a Curacao-Netherlands Antilles corporation wholly owned by Cliffs Drilling International, Inc.

6. CLIFFS DRILLING COMPANY, N.V., a Curacao-Netherlands Antilles corporation wholly owned by Cliffs Drilling International, Inc.

7. CLIFFS DRILLING INTERNATIONAL, N.V., a Curacao-Netherlands Antilles corporation wholly owned by Cliffs Drilling International, Inc.

8. CLIFFS-NEDDRILL TURNKEY INTERNATIONAL, a joint venture between Cliffs Drilling International, Inc. and Neddrill Turnkey Drilling B.V., in which Cliffs Drilling International, Inc. owns a fifty percent (50.0%) interest.

9. CLIFFS DRILLING DE MEXICO, S.A. DE C.V., a Mexican corporation wholly owned by Cliffs Drilling International, Inc.

10. CLIFFS NEDDRILL CENTRAL TURNKEY INTERNATIONAL, a joint venture among Cliffs Drilling International, Inc., Neddrill Turnkey Drilling B.V. and Perforadora Central, S.A. de C.V., in which Cliffs Drilling International, Inc. owns a one-third (33 1/3%) interest.

11. CLIFFS DRILLING, INC., a Delaware corporation wholly owned by Cliffs Drilling Company.

12. OILFIELD MANAGEMENT & DEVELOPMENT CORP., a Barbados corporation wholly owned by Cliffs Drilling Company.

13. CLIFFS DRILLING ACQUISITION COMPANY, a Delaware corporation wholly owned by Cliffs Drilling Company.